Exhibit 99

SILICON LABORATORIES REPORTS BETTER THAN EXPECTED FIRST
QUARTER RESULTS AND STRONG OUTLOOK

—Company Demonstrates Good Expense Control and Generates Solid Cash Flow—

AUSTIN, Texas — April 29, 2009 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported first quarter revenue of $83.7 million. The company’s expense controls, better than expected revenue and model gross margin resulted in better than anticipated earnings per share performance and solid cash generation in the quarter.

First Quarter Financial Results

First quarter revenue of $83.7 million declined 16 percent sequentially versus the original projection of a 20 to 25 percent decline. Strong operating performance allowed the company to remain profitable on a GAAP basis.  First quarter GAAP gross margin was flat sequentially at 60.5 percent. R&D investment for the period declined to $26.1 million and SG&A declined to $23.4 million. GAAP diluted earnings per share was one cent, significantly better than originally anticipated. Cash flow from operations was nearly $12 million.

The following non-GAAP results exclude the impact of stock compensation expense and other one-time charges. Non-GAAP gross margin held at the midpoint of the company’s target range at 61 percent. Non-GAAP operating expenses declined five percent sequentially to $38.9 million as a result of tight controls over discretionary spending. Non-GAAP operating income was 14.5 percent at $12.1 million, an excellent result. Non-GAAP diluted earnings per share were $0.22, considerably better than anticipated. The reconciling charges are set forth in the financial measures table below.

During the first quarter, accounts receivable returned to normal levels as demand improved throughout the quarter. Inventory decreased again sequentially to $23.5 million. The company repurchased $5 million in shares and ended the quarter with a higher level of cash, cash equivalents and investments at $326 million.

Business Summary

The company’s notable performance during the quarter was due primarily to several key customers gaining share in their respective markets and new product cycles.

The Broad-based business increased almost 15 percent year over year driven by growth in the timing and power businesses. Increasing share and new product momentum experienced during the first quarter is expected to continue into the second quarter. The RF business declined less than anticipated due to a strong ramp of the video demodulator with a major customer, as well as relatively better handset demand.  Handsets represented the dominant share of the audio revenue, and new design win activity was strong. The Access business declined sequentially as customers reduced inventory levels. All three businesses, Broad-based, RF and Access are expected to grow sequentially in the second quarter.

“With the first quarter behind us, we are feeling good about our business, even in light of what we recognize is a very weak global economy,” said Necip Sayiner, president and CEO of Silicon Laboratories. “We see Q1 as the cyclical bottom in terms of revenue and expect to benefit from strong product cycles and share gains going forward. We believe that our ability to hold margins, sustain our profitability and generate cash despite the depressed revenue puts us in a select group of companies well equipped to outperform this year.”

For the second quarter of 2009, the company is guiding revenue in the range of $92 to $97 million.

Webcast and Conference Call

A conference call discussing the results will follow this press release today at 7:30 a.m. Central Time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under

Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1-866-415-2341 or +1 203-369-0686 (international). Replays will be available through May 13, 2009.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions (including risks that acquisitions may not yield the expected benefits due to the failure to properly integrate the acquired businesses and employees; risks that the customer base and revenue of the acquired businesses may cease to expand or may decline; risks that the acquired business’ products under development may fail to achieve market acceptance; risks of disputes regarding the acquired business; risks that the performance of Silicon Laboratories’ existing business may not offset the dilutive effect of an acquisition); risks associated with divestitures; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 4, 2009	April 5, 2008
Revenues	$83,701	$98,179
Cost of revenues	33,023	37,832
Gross margin	50,678	60,347
Operating expenses:
Research and development	26,069	24,673
Selling, general and administrative	23,442	24,609
Operating expenses	49,511	49,282
Operating income	1,167	11,065
Other income (expense):
Interest income	882	4,798
Interest expense	(52)	(145)
Other income (expense), net	(52)	(142)
Income before income taxes	1,945	15,576
Provision for income taxes	1,274	4,762

Net income	$671	$10,814

Earnings per share:
Basic	$0.02	$0.21
Diluted	$0.01	$0.21

Weighted-average common shares outstanding:
Basic	44,633	51,109
Diluted	45,083	52,000

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP Income Statement Items	Three Months Ended April 4, 2009
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Termination Costs and Impairments	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$83,701

Gross margin	50,678	60.5%	$395	$10	$51,083	61.0%

Operating expenses	49,511	59.1%	9,754	811	38,946	46.5%

Operating income	1,167	1.4%	10,149	821	12,137	14.5%

Non-GAAP Diluted Earnings Per Share	Three Months Ended April 4, 2009
	GAAP Measure	Stock Compensation Expense	Termination Costs and Impairments	Non-GAAP Measure
Net Income	$671	$8,641	$732	$10,044

Diluted shares outstanding	45,083	—	—	45,083

Diluted earnings per share	$0.01			$0.22

Non-GAAP Income Statement Items	Three Months Ended January 3, 2009
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Termination Costs and Impairments	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$99,348

Operating expenses	53,008	53.4%	$9,690	$1,859	$41,459	41.7%

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 4, 2009	January 3, 2009
Assets
Current assets:
Cash and cash equivalents	$181,828	$172,272
Short-term investments	93,838	101,267
Accounts receivable, net of allowance for doubtful accounts of $680 at April 4, 2009 and $1,011 at January 3, 2009	44,639	36,144
Inventories	23,525	28,293
Deferred income taxes	6,066	6,439
Prepaid expenses and other current assets	21,102	18,297
Total current assets	370,998	362,712
Long-term investments	50,799	51,821
Property, equipment and software, net	29,065	30,496
Goodwill	105,188	105,515
Other intangible assets, net	47,752	49,728
Other assets, net	18,975	23,973
Total assets	$622,777	$624,245

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,025	$22,274
Accrued expenses	25,558	29,119
Deferred income on shipments to distributors	21,154	21,599
Income taxes	78	4
Total current liabilities	66,815	72,996
Long-term obligations and other liabilities	49,068	48,789
Total liabilities	115,883	121,785
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 44,589 and 44,613 shares issued and outstanding at April 4, 2009 and January 3, 2009, respectively	4	4
Additional paid-in capital	79,461	75,711
Retained earnings	433,464	432,793
Accumulated other comprehensive loss	(6,035)	(6,048)
Total stockholders’ equity	506,894	502,460
Total liabilities and stockholders’ equity	$622,777	$624,245

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 4, 2009	April 5, 2008
Operating Activities
Net income	$671	$10,814
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization of property, equipment and software	2,953	2,621
Loss (gain) on disposal of property, equipment and software	8	(15)
Amortization of other intangible assets and other assets	1,976	1,032
Stock compensation expense	10,149	10,221
Income tax benefit (detriment) from employee stock-based awards	(118)	602
Excess income tax benefit from employee stock-based awards	(50)	(411)
Deferred income taxes	3,589	(262)
Changes in operating assets and liabilities:
Trading securities	2,600	—
Accounts receivable	(8,168)	4,856
Inventories	4,781	1,666
Prepaid expenses and other assets	2,237	2,440
Accounts payable	(2,105)	(4,435)
Accrued expenses	(3,753)	(4,989)
Deferred income on shipments to distributors	(445)	(842)
Income taxes	(2,568)	351
Net cash provided by operating activities	11,757	23,649
Investing Activities
Purchases of available-for-sale investments	(16,458)	(79,237)
Proceeds from sales and maturities of available-for-sale investments	22,095	248,818
Purchases of property, equipment and software	(1,531)	(1,278)
Proceeds from the sale of assets	—	14,265
Purchases of other assets	(499)	(183)
Net cash provided by investing activities	3,607	182,385
Financing Activities
Proceeds from issuance of common stock	661	4,534
Excess income tax benefit from employee stock-based awards	50	411
Repurchases of common stock	(5,023)	(143,022)
Repurchases of stock to satisfy employee tax withholding	(1,496)	(1,494)
Net cash used in financing activities	(5,808)	(139,571)

Increase in cash and cash equivalents	9,556	66,463
Cash and cash equivalents at beginning of period	172,272	264,408
Cash and cash equivalents at end of period	$181,828	$330,871

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